Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER RESULTS

LAS VEGAS - APRIL 24, 2013 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2013.

Boyd Gaming reported net revenues of $737.0 million, an increase of 16.4% from $633.1 million during the same quarter in 2012. Total Adjusted EBITDA(1) increased 22.2% to $163.5 million, compared to $133.8 million in the year-ago quarter. Results reflect the addition of the operations of Peninsula Gaming, LLC, acquired by the Company on November 20, 2012.

Boyd Gaming's wholly-owned business reported first-quarter 2013 net revenues of $569.9 million, up 25.1% from $455.5 million in the year-ago period. Wholly-owned Adjusted EBITDA was $135.1 million, an increase of 42.3% from $94.9 million in the first quarter of 2012. Borgata, the Company's 50% joint venture, reported first-quarter 2013 net revenues of $165.6 million, compared to $176.2 million in the year-ago period, while Adjusted EBITDA was $28.4 million, down from $38.9 million in the first quarter of 2012.

Adjusted Earnings(1) for the first quarter 2013 were $0.4 million, or $0.01 per share, compared $8.4 million, or $0.10 per share, for the same period in 2012. The calculations of Adjusted Earnings and Adjusted Earnings per share are presented in a table at the end of this press release.

On a GAAP basis, the Company reported a net loss of $7.3 million, or $0.08 per share, for the first quarter 2013, compared to net income of $5.9 million, or $0.07 per share, for the year-ago period.

“We saw positive momentum across our operations in March, driving first-quarter results that were ahead of our previous expectations. We were particularly encouraged by improvements in our Las Vegas Locals business, as we were able to generate EBITDA growth for the first time in more than a year,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “As we look forward, we are excited by the potential of our online gaming strategy. New Jersey and Nevada are now laying the regulatory groundwork for online gaming, and other states are considering legalization as well. This emerging business provides a compelling opportunity to significantly grow and diversify our business, and we intend to take full advantage of it.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2013 net revenues were $152.8 million compared to $154.8 million in the first quarter of 2012. First-quarter 2013 Adjusted EBITDA was $39.2 million, up from $38.5 million in the year-ago period. Our new slot initiatives and associated marketing programs continued to perform well during the quarter, while EBITDA benefited from improved operating margins.

Downtown
The Downtown Las Vegas region reported net revenues of $54.1 million for the first quarter of 2013, down from $57.0 million in the year-ago period. Adjusted EBITDA was $7.1 million, compared to $8.4 million in the first quarter of 2012. Declines were the result of softness in business volumes early in the quarter.

Midwest and South
In the Midwest and South region, net revenues were $229.1 million, compared to $243.7 million in the first quarter of 2012. Adjusted EBITDA was $49.7 million versus $58.1 million in the year-ago period. Winter weather impacted business levels early in the quarter. However, trends began to improve across the region in March.

Peninsula
During our first full quarter of ownership, the five Peninsula Gaming properties contributed net revenues of $133.9 million, and Adjusted EBITDA of $50.7 million. The Peninsula properties performed in line with our expectations, including the Kansas Star, which opened a permanent casino and five new food and beverage outlets in late December.

Borgata
Borgata, the Company's 50% joint venture, reported first-quarter 2013 net revenues of $165.6 million, compared to $176.2 million in the year-ago period. Adjusted EBITDA was $28.4 million, down from $38.9 million in the first quarter of 2012. Borgata significantly outperformed the Atlantic City market in slot, table game and poker revenue, further increasing its leading market share as the region continued to recover from the impact of Superstorm Sandy.

Conference Call Information
Boyd Gaming will host its first-quarter 2013 conference call today, April 24, at 12:00 p.m. Eastern, on which the Company will provide guidance for the second quarter 2013. The conference call number is (888) 317-6003, passcode 2086018. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or:
http://www.videonewswire.com/event.asp?id=93589

Following the call's completion, a replay will be available by dialing (877) 344-7529 today, April 24, beginning at 2:00 p.m. Eastern and continuing through Thursday, May 2, at 9 a.m. Eastern. The conference number for the replay will be 10027939. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2013	2012
Revenues
Gaming	$633,767	$535,748
Food and beverage	111,864	106,132
Room	63,855	65,997
Other	39,420	35,832
Gross revenues	848,906	743,709
Less promotional allowances	111,923	110,626
Net revenues	736,983	633,083

Costs and expenses
Gaming	298,409	248,955
Food and beverage	60,167	54,078
Room	13,100	14,135
Other	28,221	26,061
Selling, general and administrative	124,905	109,717
Maintenance and utilities	39,353	38,763
Depreciation and amortization	70,071	50,014
Corporate expense	15,356	12,871
Preopening expenses	2,365	1,660
Asset transactions costs	3,013	45
Other operating charges, net	1,566	202
Total costs and expenses	656,526	556,501
Operating income	80,457	76,582

Other expense (income)
Interest income	(656)	(4)
Interest expense, net of amounts capitalized	95,682	63,828
Other, net	(518)	—
Total other expense, net	94,508	63,824

Income (loss) before income taxes	(14,051)	12,758
Income taxes	2,424	(6,283)
Net income (loss)	(11,627)	6,475
Net (income) loss attributable to noncontrolling interest	4,343	(623)
Net income (loss) attributable to Boyd Gaming Corporation	$(7,284)	$5,852

Basic net income (loss) per common share	$(0.08)	$0.07

Weighted average basic shares outstanding	87,974	87,530

Diluted net income (loss) per common share	$(0.08)	$0.07

Weighted average diluted shares outstanding	87,974	87,987

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Operating Income (Loss)
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2013	2012
Net Revenues by Reportable Segment
Las Vegas Locals	$152,827	$154,789
Downtown Las Vegas	54,083	57,008
Midwest and South	229,117	243,722
Peninsula Gaming (1)	133,913	—
Atlantic City	165,644	176,150
Reportable Segment Net revenues	735,584	631,669
Other	1,399	1,414
Net revenues	$736,983	$633,083

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$39,205	$38,486
Downtown Las Vegas	7,111	8,432
Midwest and South	49,682	58,130
Peninsula Gaming (1)	50,712	—
Wholly owned property Adjusted EBITDA	146,710	105,048
Corporate expense (2)	(11,638)	(10,127)
Wholly owned Adjusted EBITDA	135,072	94,921
Atlantic City	28,405	38,881
Adjusted EBITDA	163,477	133,802

Other operating costs and expenses
Deferred rent	957	996
Depreciation and amortization	70,071	50,014
Preopening expenses	2,365	1,660
Share-based compensation expense	4,091	3,116
Asset transaction costs	3,013	45
Other operating charges, net	2,523	1,389
Total other operating costs and expenses	83,020	57,220
Operating income	80,457	76,582
Other non-operating items
Interest expense, net	95,026	63,824
Other, net	(518)	—
Total other non-operating items, net	94,508	63,824
Income (loss) before income taxes	(14,051)	12,758
Income taxes	2,424	(6,283)
Net income (loss)	(11,627)	6,475
Net (income) loss attributable to noncontrolling interest	4,343	(623)
Net income (loss) attributable to Boyd Gaming Corporation	$(7,284)	$5,852
________________________________________________ (1) Peninsula Gaming was acquired on November 20, 2012. (2) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2013	2012
Corporate expense as reported on Condensed Consolidated Statements of Operations	$15,356	$12,871
Corporate share-based compensation expense	(3,718)	(2,744)
Corporate expense as reported on the above table	$11,638	$10,127

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss) and
Net Income (Loss) Per Share to Adjusted Earnings (Loss) Per Share
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2013	2012
Net income (loss) attributable to Boyd Gaming Corporation	$(7,284)	$5,852
Pretax adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	4,298	4,252
Asset transactions costs	2,679	73
Adjustments to property tax accruals, net	—	(597)
Other operating charges, net	1,566	202
Other non-operating income	(817)	—

Pretax adjustments related to Borgata:
Preopening expenses	—	132
Valuation adjustments related to consolidation, net	(259)	(19)
Asset transactions costs	334	(25)
Total adjustments	7,801	4,018

Income tax effect for above adjustments	(31)	(1,410)
Impact on noncontrolling interest, net	(38)	(44)
Adjusted earnings (loss)	$448	$8,416

Net income (loss) per share	$(0.08)	$0.07
Pretax adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	0.05	0.05
Asset transactions costs	0.03	—
Adjustments to property tax accruals, net	—	(0.01)
Other operating charges, net	0.02	—
Other income	(0.01)	—

Pretax adjustments related to Borgata:
Preopening expenses	—	—
Valuation adjustments related to consolidation, net	—	—
Asset transactions costs	—	—
Total adjustments	0.09	0.04

Income tax effect for above adjustments	—	(0.02)
Impact on noncontrolling interest, net	—	0.01
Adjusted earnings (loss) per share	$0.01	$0.10

Weighted average shares outstanding	88,354	87,987

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statement of Operations
Three Months Ended March 31, 2013
(Unaudited)

	Boyd Gaming Wholly Owned
	Excluding
	Peninsula	Peninsula				LVE (Variable		Boyd Gaming
(In thousands, except per share data)	Gaming	Gaming	Eliminations	Total	Borgata (1)	Interest Entity) (2)	Eliminations	Consolidated
Revenues
Gaming	$362,176	$125,911	$—	$488,087	$145,680	$—	$—	$633,767
Food and beverage	68,238	9,691	—	77,929	33,935	—	—	111,864
Room	37,181	—	—	37,181	26,674	—	—	63,855
Other	31,705	3,696	(5,171)	30,230	9,190	1,933	(1,933)	39,420
Gross revenues	499,300	139,298	(5,171)	633,427	215,479	1,933	(1,933)	848,906
Less promotional allowances	56,702	5,385	—	62,087	49,836	—	—	111,923
Net revenues	442,598	133,913	(5,171)	571,340	165,643	1,933	(1,933)	736,983

Costs and expenses
Gaming	180,504	56,759	—	237,263	61,146	—	—	298,409
Food and beverage	36,139	6,700	—	42,839	17,328	—	—	60,167
Room	10,103	—	—	10,103	2,997	—	—	13,100
Other	19,252	7,463	(5,171)	21,544	6,677	—	—	28,221
Selling, general and administrative	75,759	14,371	—	90,130	34,775	—	—	124,905
Maintenance and utilities	21,958	3,079	—	25,037	14,316	—	—	39,353
Depreciation and amortization	32,766	21,697	—	54,463	15,608	—	—	70,071
Corporate expense	14,270	1,086	—	15,356	—	—	—	15,356
Preopening expenses	4,298	—	—	4,298	—	—	(1,933)	2,365
Asset transactions costs	2,571	108	—	2,679	334	—	—	3,013
Other operating charges, net	1,566	—	—	1,566	—	—	—	1,566
Total costs and expenses	399,186	111,263	(5,171)	505,278	153,181	—	(1,933)	656,526

Operating income from Borgata	6,231	—	—	6,231	—	—	(6,231)	—

Operating income (loss)	49,643	22,650	—	72,293	12,462	1,933	(6,231)	80,457

Other expense (income)
Interest income	(129)	(527)	—	(656)	—	—	—	(656)
Interest expense, net of amounts capitalized	50,147	22,385	—	72,532	20,774	2,376	—	95,682

Other income	—	(518)	—	(518)	—	—	—	(518)
Other non-operating expenses from Borgata	10,131	—	—	10,131	—	—	(10,131)	—

Total other expense, net	60,149	21,340	—	81,489	20,774	2,376	(10,131)	94,508

Income (loss) before income taxes	(10,506)	1,310	—	(9,196)	(8,312)	(443)	3,900	(14,051)
Income taxes	6,603	(4,691)	—	1,912	512	—	—	2,424

Net income (loss)	(3,903)	(3,381)	—	(7,284)	(7,800)	(443)	3,900	(11,627)
Net (income) loss attributable to noncontrolling interest	—	—	—	—	—	443	3,900	4,343

Net income (loss) attributable to Boyd Gaming Corporation	$(3,903)	$(3,381)	$—	$(7,284)	$(7,800)	$—	$7,800	$(7,284)

Basic net loss per common share				$(0.08)				$(0.08)

Weighted average basic shares outstanding				87,974				87,974

Diluted net loss per common share				$(0.08)				$(0.08)

Weighted average diluted shares outstanding				87,974				87,974

__________________________________________________
(1) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.
(2) Boyd Gaming's contractual agreements with LVE were terminated on March 4, 2013, in connection with the sale of the Echelon development site. As a result, Boyd Gaming ceased consolidation of LVE as of that date. The financial results presented for LVE include only that portion of the period that the variable interest entity was consolidated by Boyd Gaming.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statement of Operations
Three Months Ended March 31, 2012
(Unaudited)

	Boyd Gaming Wholly Owned	Borgata (1)	LVE (Variable Interest Entity)	Eliminations	Boyd Gaming Consolidated
(In thousands, except per share data)
Revenues
Gaming	$380,295	$155,453	$—	$—	$535,748
Food and beverage	69,886	36,246	—	—	106,132
Room	38,840	27,157	—	—	65,997
Other	27,254	8,578	2,724	(2,724)	35,832
Gross revenues	516,275	227,434	2,724	(2,724)	743,709
Less promotional allowances	59,342	51,284	—	—	110,626
Net revenues	456,933	176,150	2,724	(2,724)	633,083

Costs and expenses
Gaming	185,907	63,048	—	—	248,955
Food and beverage	36,237	17,841	—	—	54,078
Room	10,933	3,202	—	—	14,135
Other	19,730	6,331	—	—	26,061
Selling, general and administrative	77,175	32,539	3	—	109,717
Maintenance and utilities	24,456	14,307	—	—	38,763
Depreciation and amortization	34,884	15,130	—	—	50,014
Corporate expense	12,871	—	—	—	12,871
Preopening expenses	4,252	132	—	(2,724)	1,660
Asset transactions costs	73	(28)	—	—	45
Other operating charges, net	202	—	—	—	202
Total costs and expenses	406,720	152,502	3	(2,724)	556,501

Operating income from Borgata	11,824	—	—	(11,824)	—

Operating income	62,037	23,648	2,721	(11,824)	76,582

Other expense (income)
Interest income	(4)	—	—	—	(4)
Interest expense, net of amounts capitalized	39,953	20,482	3,393	—	63,828
Other non-operating expenses from Borgata, net	10,530	—	—	(10,530)	—
Total other expense, net	50,479	20,482	3,393	(10,530)	63,824

Income (loss) before income taxes	11,558	3,166	(672)	(1,294)	12,758
Income taxes	(5,706)	(577)	—	—	(6,283)

Net income (loss)	5,852	2,589	(672)	(1,294)	6,475
Net income attributable to noncontrolling interest	—	—	672	(1,295)	(623)

Net income attributable to Boyd Gaming Corporation	$5,852	$2,589	$—	$(2,589)	$5,852

Basic net income per common share	$0.07				$0.07

Weighted average basic shares outstanding	87,530				87,530

Diluted net income per common share	$0.07				$0.07

Weighted average diluted shares outstanding	87,987				87,987

__________________________________________________________
(1) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidated Statements of Operations of Peninsula Gaming Segment (1)
Successor and Predecessor Periods Comprising the Three Month Periods Ended March 31, 2013 and 2012
(Unaudited)

	Successor	Predecessor (2)
	Three Months	Three Months
	Ended	Ended
(In thousands)	March 31, 2013	March 31, 2012
Revenues
Gaming	$125,911	$127,549
Food and beverage	9,691	8,477
Other	3,696	3,567
Gross revenues	139,298	139,593
Less promotional allowances	5,385	4,935
Net revenues	133,913	134,658

Costs and expenses
Gaming	56,759	56,392
Food and beverage	6,700	5,190
Other	2,292	2,276
Selling, general and administrative	14,371	12,356
Maintenance and utilities	3,079	2,492
Depreciation and amortization	21,697	10,442
Corporate expense	1,086	2,859
Affiliate management fee	5,171	2,411
Asset transactions costs	108	(20)
Total costs and expenses	111,263	94,398
Operating income (loss)	22,650	40,260

Other expense (income)
Interest income	(527)	(562)
Interest expense, net of amounts capitalized	22,385	18,411
Loss from equity affiliates	299	28
Other non-operating income	(817)	—
Total other expense, net	21,340	17,877

Income (loss) before income taxes	1,310	22,383
Income taxes (3)	(4,691)	—
Net income (loss)	$(3,381)	$22,383

Adjusted EBITDA, after corporate expense	$49,626	$53,093
___________________________________

(1)
Peninsula Gaming, LLC ("PGL") was acquired by Boyd Gaming on November 20, 2012. In accordance with Generally Accepted Accounting Principles ("GAAP"), PGL's post acquisition financial results have been prepared on Boyd Gaming's ("Successor") basis of accounting and reflect adjustments resulting from the application of the acquisition method. Financial information for the prior year period has been prepared on PGL's ("Predecessor") basis of accounting. Consequently, the financial statements for the Successor and Predecessor periods are presented on different bases.

(2)
Certain amounts for the prior year have been reclassified to conform with the Successor presentation. These reclassifications had no impact on income from operations or net income as previously reported by the Predecessor.

(3)
The Predecessor was structured as a limited liability company and the members were taxed on their proportionate share of its taxable income. Accordingly, no provision for income taxes was included in the financial statements of the Predecessor.

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, impairments of assets and other operating charges, net, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, asset transactions costs, net gains on insurance settlements, impairments of assets, adjustments to property tax accruals, write-downs and other charges, net, accelerated amortization of deferred loan fees, changes in the fair value of derivative instruments, gain on early retirements of debt, other non-recurring adjustments, net, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net income (loss) based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: improvements in the Company's Las Vegas Locals business; the potential for online gaming, the Company's online gaming strategy, the status of online gaming in Nevada and New Jersey, the potential for other states to legalize online gaming and that online gaming provides a compelling opportunity to significantly grow and diversify the Company's business; the effect of the Company's new slot initiatives and related marketing programs; and improving trends in certain of the geographic areas where the Company operates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the satisfaction to the various conditions to the Company's pending Dania transaction, and whether such conditions will be satisfied when expected, if at all; the availability of financing to the purchaser of Dania; the receipt of legislative, and other state, federal and local approvals for the Company's development projects in Florida, California and other jurisdictions; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi and New Jersey. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.